Form N-4, Item 24(b)

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                                  EXHIBIT 8.12

                      Form of Participation Agreement with
                   State Street Institutional Investment Trust
                   and American United Life Insurance Company
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                       PARTICIPATION AGREEMENT

                               Between

             STATE STREET INSTITUTIONAL INVESTMENT TRUST

                                 And

                 STATE STREET BANK AND TRUST COMPANY

                                 And

                   ALPS MUTUAL FUNDS SERVICES, INC.

                                 And

                AMERICAN UNITED LIFE INSURANCE COMPANY


THIS AGREEMENT, made and entered into as of this 21st day of March, 2001 by and between American United Life Insurance Company (hereinafter "AUL"), a legal reserve life insurance company existing under the laws of the State of Indiana, on its own behalf and on behalf of AUL American Unit Trust, a segregated asset account of AUL (the "Account"); State Street Institutional Investment Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), on its own behalf and on behalf of its series State Street Equity 500 Index Fund (the "Portfolio"); ALPS Mutual Funds Services, Inc. (the
"Distributor"); and State Street Bank and Trust Company, on its own behalf and on behalf of its affiliate serving as adviser to the Master Portfolio, as defined below, or to the Portfolio ("State Street").

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and shares of the Portfolio are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Portfolio intends to invest substantially all of its investable assets in shares of beneficial interest in State Street Equity 500 Index Portfolio (the "Master Portfolio"), a series of State Street Master Funds, a trust organized under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Executive Committee of the Board of Directors of AUL to set aside and invest assets attributable to certain annuity contracts supported by the Account (the "Contracts"); and

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WHEREAS,  AUL has  registered the Account as a unit  investment  trust under the
1940 Act; and

WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and a member of the National Association of Securities Dealers ("NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, AUL intends to purchase shares in the Portfolio on behalf of the Account to fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, AUL, the Distributor, State Street and the Fund agree as follows:

                              ARTICLE I.
                         Sale of Fund Shares

1.1. The Distributor agrees to sell to AUL those shares of the Portfolio offered and made available by the Fund that AUL orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolio. For purposes of this
Section 1.1, AUL shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund; provided that AUL receives the order by the end of the Business Day, usually 4:00 p.m. Eastern time, and that the Fund receives notice of such order by 9:45 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which AUL and the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value.

1.2. The Fund agrees to make shares of the Portfolio available for purchase at the applicable net asset value per share by AUL on each Business Day. The Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of the Portfolio to any person, or suspend or terminate the offering of shares of the Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the Portfolio.

1.3. The Fund agrees to redeem, at AUL's request, any full or fractional shares of the Fund held by AUL, executing such requests on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act. For purposes of this
Section 1.3, AUL shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that AUL receives the order by the end of the Business Day, usually 4:00 p.m. Eastern time, and that the Fund receives notice of such request for redemption by 9:45 a.m. Eastern time on the next following Business Day.


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1.4. The Parties hereto  acknowledge  that the arrangement  contemplated by this
Agreement is not exclusive; the Fund's shares may be sold to other investors and the cash value of the Contracts may be invested in other investment companies. AUL acknowledges that the Portfolio's shares may be sold to the general public.

1.5. AUL shall pay for Fund shares by 1:30 p.m. Eastern time on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof, except that with respect to shares of the Portfolio ordered by AUL for a Separate Account or any subaccount thereof in connection with an exchange or transfer from another Separate Account or another subdivision of a Separate Account under the Contracts ("Exchange Shares"), AUL shall pay for Exchange Shares on the latter of (1) the next business day after an order to purchase the Exchange Shares is made in accordance with Section 1.1 hereof, or (2) on the same business day that the Separate Account or subdivision from which the exchange or transfer is being made receives payment from the investment company portfolio in which it invests. Payment shall be in federal funds transmitted by wire, or by any other method mutually agreed upon by the parties hereto, and/or by a credit for any shares redeemed the same day as the purchase. Upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of AUL and shall become the responsibility of the Fund.

1.6. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 2:00 p.m. Eastern time on the next Business Day after a redemption order is received by the Fund or its designee, subject to Section 1.3 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

1.7. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to AUL or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate subaccount of the Account.

1.8. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to AUL of any income dividends or capital gain distributions payable on the Portfolio's shares. AUL hereby elects to reinvest in the Portfolio all such dividends and distributions as are payable on the Portfolio's shares and to receive all such income dividends and capital gain distributions in additional shares of the Portfolio. AUL reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify AUL by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

1.9. The Fund shall make the net asset value per share for the Portfolio available to AUL on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. If the Fund provides materially incorrect per share net asset value information, AUL shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. The determination of the materiality of any net asset value pricing error shall be based on the Securities and Exchange Commission's ("SEC") recommended guidelines regarding such material errors. The correction of any such material error and the reimbursement to the Fund and/or AUL to the extent of any loss resulting

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

from the error shall be made by State Street pursuant to the SEC's recommended guidelines. State Street will also indemnify AUL to the extent of administrative or other costs incurred by AUL in connection with such material errors. Any error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported immediately upon discovery to AUL. Notification can be made orally, but must be confirmed in writing as soon as possible. In no event shall AUL be liable to the Fund for any such adjustments or overpayment amounts.

1.10. The Distributor shall sell and distribute the shares of the Portfolio in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Conduct Rules, and state law.

1.11. Shares of the Fund will not be sold to any person or in any manner that would require the Fund, AUL or the Account to obtain an order from the SEC providing exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and paragraph (b)(15) of each of Rules 6e-2 and 6e-3(T) under the 1940 Act in order to permit the Account to continue purchasing shares of the Fund under the contract.

1.12. The Fund will not sell shares of the Portfolio to any insurance company or insurance company separate account except pursuant to an agreement containing provisions substantially the same as Section 1.11 of this Agreement.

                             ARTICLE II.
                    Representations and Warranties

2.1. AUL represents and warrants that it is an insurance company duly organized and in good standing under Indiana law and that it is taxed as an insurance company under Subchapter L of the Code.

2.2. AUL represents and warrants that it has legally and validly established the Account as a segregated asset account under the Indiana Insurance Code, and that the Account is a validly existing segregated asset account under Indiana law.

2.3. AUL represents and warrants that the Contracts issued by AUL or interests in the Account under such Contracts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.

2.4. AUL represents and warrants that the Account (1) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

2.5. The Fund and State Street represent and warrant that Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of Massachusetts
and  all  applicable   federal  and  state

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

securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act, and that the Fund is and shall remain registered as an open-end management investment company under the 1940 Act.

2.6. The Fund, State Street, and the Distributor shall take all such actions as are necessary to permit the sale of the shares of the Portfolio to the Account, including maintaining the Fund's registration as an investment company under the 1940 Act, and registering the shares of the Portfolio sold to the Account under the 1933 Act for so long as required by applicable law. The Fund and State Street shall amend the Fund's registration statement filed with the SEC under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Portfolio. The Fund and State Street shall register and qualify the shares of the Fund for sale in accordance with the laws of the various states to the extent deemed necessary by the Fund. The Distributor shall take all steps necessary to sell shares of the Fund in compliance with all applicable federal and state securities laws or exemptions therefrom.

2.7. The Fund and State Street represent and warrant that the Fund is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.8. The Fund and State Street represent and warrant that all of the Fund's directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9. The Fund and State Street represent and warrant that each of the Fund and the Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that each will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and notify AUL immediately upon having a reasonable basis for believing that the Fund or the Portfolio has ceased to so qualify or that the Fund or the Portfolio might not so qualify in the future.

2.10. The Fund and State Street agree that the Portfolio shall be managed consistent with its investment objective or objectives, investment policies, and investment restrictions as described in the Fund's prospectus and registration statement, as amended, or modified from time to time.

2.11. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

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

2.12. State Street represents that currently it is not required to be registered as an investment adviser under the Investment Advisers Act of 1940, and that it or an affiliate will so register on or before May 12, 2001.

2.13. State Street represents and warrants that, for any fiscal quarter during the twenty-four (24) months following the Substitution Date, as defined below, the Portfolio's total annual operating expenses excluding extraordinary expenses (taking into account expense waivers and reimbursements) will not be higher on an annualized basis than 0.245% of net assets and the Portfolio's total annual operating expenses including extraordinary expenses (taking into account expense waivers and reimbursements) will not be higher on an annualized basis than 0.28% of net assets. Total annual operating expenses shall include payments made to AUL or to the distributor for the Contracts at the annual rate of 0.15% of the average daily net asset value of shares of the Portfolio held under the Contracts pursuant to the Fund's Rule 12b-1 Plan. The Substitution Date is the date that AUL, on behalf of the Account, substitutes shares of the Portfolio for shares of the Fidelity Index 500 Portfolio, a series of Variable Insurance Products Fund II, previously held by the Account, to fund the Contracts. State Street will reimburse the Portfolio to the extent necessary to comply with this representation and warranty.

2.14. State Street represents and warrants that the annual advisory fee of 0.045% payable by the Master Portfolio to State Street pursuant to the Investment Advisory Agreement between the Master Portfolio and State Street will not be increased without the approval of the "vote of a majority of the outstanding voting securities" (as that term is defined in the 1940 Act) of the Master Portfolio.

2.15. State Street represents and warrants that the advisory fee of 0.045% of the Portfolio's average daily net assets payable by the Portfolio to State Street in certain circumstances set forth in the Investment Advisory Agreement between the Fund and State Street will not be increased without the approval of the "vote of a majority of the outstanding voting securities" (as that term is defined in the 1940 Act) of the Fund.

2.16. State Street represents and warrants that the advisory fee of 0.045% is a unitary fee including State Street's payment of all ordinary operating expenses of the Master Portfolio.

2.17. The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.

                             ARTICLE III.
              Prospectuses and Proxy Statements; Voting

3.1. The Fund shall provide AUL or its designee with as many copies of the Fund's current prospectuses for the Portfolio as AUL may reasonably request. In any calendar year, State Street, at its expense, shall provide AUL or its designee with the greater of 75,000 prospectuses (and each amendment or supplement thereto) or one prospectus (and each amendment and supplement thereto) for each $3,000 of Account assets invested in the Fund; State Street shall also provide 110,000 prospectuses to be delivered in connection with the


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substitution  described in Section 2.13 above, the expense of these prospectuses to be shared equally by AUL and State Street; AUL shall be responsible for the costs of printing any prospectuses exceeding these quantities. AUL acknowledges that the format and style of printing shall be at State Street's discretion. If requested by AUL in lieu thereof, the Fund shall provide such documentation (including a final "camera ready" copy of the new prospectuses for the Portfolio as set in type at State Street's expense or, at the request of AUL, as a diskette or such other form as is required by the financial printer) and other assistance as is reasonably necessary in order for AUL to have the prospectus for the Contract and the Fund's prospectus for the Portfolio printed together in one document (the cost of such printing to be borne by State Street and AUL in proportion to the size of the prospectuses for the Fund and the Contracts).

3.2. The Fund's prospectus shall state that the Statement of Additional Information ("SAI") for the Fund is available from the Fund (or a specified affiliate). The Fund, or an affiliate, at its expense, shall print and provide the SAI free of charge to AUL and to any owner of a Contract or participant under the Contract (hereinafter an "owner" or "Contract owner") who requests such SAI. The Fund, at State Street's expense, shall provide such additional copies of the SAI as AUL shall reasonably request and that AUL shall require in accordance with applicable laws in connection with offering the Contracts.

3.3. The Fund, at its expense, shall provide AUL with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as AUL shall reasonably require for distribution to existing Contract owners. The Fund, at AUL's expense, shall provide AUL with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as AUL shall reasonably request for use in connection with the sale of new Contracts by AUL. If requested by AUL in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's proxy materials, periodic reports to shareholders and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for AUL to print such shareholder communications for distribution to owners of Contracts issued by AUL.

3.4. It is understood and agreed that, except with respect to information regarding AUL provided in writing by AUL, AUL shall not be responsible for the content of the prospectus or SAI for the Portfolio. It is also understood and agreed that, except with respect to information regarding the Fund and provided in writing by the Fund, the Fund shall not be responsible for the content of the prospectus or SAI for the Contracts.

3.5. For so long as the SEC interprets the 1940 Act to require pass-through voting by participating insurance companies whose Separate Accounts are registered as investment companies under the 1940 Act ("Registered Separate Accounts"), AUL (i) shall vote shares of the Portfolio held in Registered Separate Accounts or subaccounts thereof, at regular and special meetings of the Fund in accordance with instructions timely received by AUL (or its designated agent) from owners of Contracts funded by such Registered Separate Accounts or subaccounts thereof having a voting interest in the Portfolio; and (ii) shall vote shares of the Portfolio held in Registered Separate Accounts or subaccounts thereof that are attributable to the Contracts as to which no timely instructions are received, as well as shares held in such Registered Separate Accounts or subaccounts thereof that are not attributable to the Contracts and owned beneficially


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by AUL (resulting from charges against the Contracts or otherwise),  in the same proportion as the votes cast by owners of the Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Portfolio from whom instructions have been timely received. AUL shall vote shares of the Portfolio held in its general account or in any Separate Account that is not registered under the 1940 Act, if any, in its discretion or in the same proportion as the votes cast with respect to shares of the Portfolio held in all Registered Separate Accounts of AUL or subaccounts thereof, in the aggregate. AUL reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by the law.

                             ARTICLE IV.
                    Sales Material and Information

4.1. AUL shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature and other promotional material that AUL develops or uses and in which the Fund, the Portfolio or its investment adviser is named in connection with the Contracts, at least five (5) Business Days prior to its use. No such material shall be used if the Fund or its designee objects to such use within five (5) Business Days after receipt of such material. AUL may use such material within the five day period if the Fund or its designee grants permission to AUL for such use by telephone, e-mail, or facsimile.

4.2. AUL shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts inconsistent with the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund. The Parties agree that total return information of the Fund and the Portfolio derived from the prospectus or registration statement of the Fund or from information provided by the Fund or the Distributor to AUL may be used by AUL in connection with the sale of the Contracts without prior approval of the Fund or the Distributor, or their designees, and AUL shall be responsible for using such information in conformity with the information it is provided.

4.3. The Fund or the Distributor, or the designee of either, shall furnish, or shall cause to be furnished, to AUL, each piece of sales literature and other promotional material in which AUL and/or the Account is named at least five (5) Business Days prior to its use. No such material shall be used if AUL objects to such use within five (5) Business Days after receipt of such material. The Fund or the Distributor or the designee of either may use such material within the five day period if AUL grants permission to the Fund or the Distributor or the designee of either for such use by telephone, e-mail, or facsimile. Notwithstanding the fact that AUL or its designee may initially grant the use of or may not initially object to a piece of sales literature or other promotional material, AUL reserves the right to object at a later date to the continued use of any such sales literature or promotional material in which AUL is named, and no such material shall be used thereafter if AUL or its designee so objects.

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

4.4. The Fund, the Distributor, and State Street agree that each and the affiliates of each shall not give any information or make any representations on behalf of AUL or concerning AUL, the Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Account or prepared for distribution to owners of such Contracts, or in sales literature or other promotional material approved by AUL or its designee, except with the prior permission of AUL.

4.5. The Fund will provide to AUL at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments and supplements to any of the above, that relate to the Portfolio, contemporaneously with the filing of such document(s) with the SEC, NASD or other regulatory authorities.

4.6. AUL will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum if the Contracts issued by AUL or interests therein are not registered under the 1933
Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments and supplements to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority. AUL shall be relieved of the requirement to provide to the Fund any such document or documents under this Section 4.6 to the extent that AUL provides the document or documents on a website to which the Fund has access.

4.7. For purposes of this Article IV, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, supplements thereto, shareholder reports, and proxy materials.

                              ARTICLE V.
                          Fees and Expenses

5.1(a). The Fund shall pay no fee or other compensation to AUL under this Agreement, except that payments shall be made to AUL, the distributor for the Contracts, or any person designated by AUL at the annual rate of 0.15% of the average daily net asset value of shares of the Portfolio held under the Contracts pursuant to the Fund's Rule 12b-1 Plan ("Rule 12b-1 Payment") for certain shareholder services provided by AUL. No such payments shall be made directly by the Fund. Nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arrange for appropriate compensation for, other services relating to the Fund and/or the Account. AUL shall pay no fee or other compensation to the Fund under this Agreement, although the parties hereto will bear certain expenses in accordance with Article III and this Article V and other provisions of this Agreement.

5.1(b). AUL shall be responsible for providing services to Contract owners, which shall include, but not be limited to (i) providing information periodically to Contract owners showing their interests in the Account or subaccount thereof that invests in the Portfolio; (ii) addressing inquiries from Contract owners relating to investing, exchanging or transferring, or redeeming interests under the Contracts and the Account or subaccount or any Portfolio thereof funding such Contracts, which inquiries may relate to the Fund or the Portfolio; (iii) providing explanations to Contract owners regarding Fund investment objectives and policies and other information about the Fund and the Portfolio, including the performance of the Portfolio; (iv) forwarding shareholder communications from the Fund, including but not limited to shareholder reports containing annual and semi-annual financial statements of the Fund to Contract owners; (v) delivering the Fund prospectus and supplements thereto to Contract owners whenever necessary under the 1933 Act; and (vi) delivering any notices of shareholder meetings and proxy statements accompanying such notices in connection with general and special meetings of shareholders of the Fund under which Contract owners may have voting rights, and helping tabulate the voting of Contract owners tendering voting instructions to AUL. In consideration of the provision of these services during any period for which AUL does not receive the full Rule 12b-1 Payment described in Section 5.1(a) above, State Street shall compensate AUL in the amount of 0.15% of the average daily net asset value of shares of the Portfolio held under the Contracts.

5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund or State Street, as provided in this Agreement. The Fund shall see to it that all shares of the Portfolio are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, supplements thereto, proxy materials and reports, setting the prospectus in type, printing prospectuses for distribution to Contract owners, setting in type, printing and filing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares, and the costs of distributing the Fund's prospectuses and proxy materials to such Contract owners and any expenses permitted to be paid or assumed by the Fund pursuant to the Fund's Rule 12b-1 under the 1940 Act. All expenses of the Fund under this Agreement shall, to the extent incurred by the Portfolio, be considered ordinary expenses of the Portfolio and shall be included in the total operating expenses for the Portfolio and subject to the expense limitation set forth in Section 2.13 hereof, and any other expense limitations relating to the Portfolio that are in place from time to time.

5.3. AUL shall bear the mailing expenses of routine annual distribution of the Fund's prospectus to owners of Contracts issued by AUL and of distributing the Fund's proxy materials and reports to such Contract owners. AUL shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contract prospectus and SAI; and the cost of preparing, printing and distributing annual individual account statements to Contract owners as required by state insurance laws.

                             ARTICLE VI.
                           Indemnification

6.1.       Indemnification By AUL

6.1(a). AUL agrees to indemnify and hold harmless State Street and its officers and each member of its Board and the Fund and its officers and each member of its Board (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AUL) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus (which shall include an offering memorandum) or SAI for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to AUL by or on behalf of the Fund, State Street, or the Distributor: (1) for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement to any of the foregoing) or otherwise;
               (2) that was contained in sales literature or other promotional material that has been approved by the Fund, State Street, or the Distributor or their designee for use in connection with the sale of such Contracts or Fund shares; or (3) otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations (1) contained in the registration statement, prospectus or sales literature of the Fund not supplied by AUL or persons under its control; (2) contained in the registration statement, prospectus, SAI, or sales literature for the Contracts made in reliance upon and in conformity with information furnished to AUL by or on behalf of the Fund; or (3) in sales literature or other promotional material that has been approved by the Fund, State Street, or the Distributor or their designee) or wrongful conduct of AUL or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

               (iii)  arise  out of  any  untrue  statement  or  alleged  untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of AUL; or

               (iv) arise out of or result from any material breach of any representation and/or warranty made by AUL in this Agreement or arise out of or result from any other material breach of this Agreement by AUL;

     as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

6.1(b). AUL shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund or the Account.

6.1(c). AUL shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified AUL in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AUL of any such claim shall not relieve AUL from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, AUL shall be entitled to participate, at its own expense, in the defense of such action. AUL also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from AUL to such party of AUL's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and AUL will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

6.1(d). The Indemnified Parties will promptly notify AUL of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

6.2.       Indemnification by State Street

6.2(a). State Street agrees to indemnify and hold harmless AUL and each of its directors and officers and the Account and each person, if any, who controls AUL or the Account within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of State Street) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to State Street or the Fund by or on behalf of AUL: (1) for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement to any of the foregoing) or otherwise; (2) that was contained in sales literature or other promotional material that has been approved by AUL or its designee as to information relating to AUL for use in connection with the sale of the Contracts or Fund shares; or
               (3) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations (1) contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or State Street or persons under their control; (2) contained in the registration statement, prospectus, SAI, or sales literature for the Fund made in reliance upon and in conformity with information furnished to the Fund by or on behalf of AUL, or (3) in sales literature or other promotional material that has been approved by AUL or its designee as to information relating to AUL) or wrongful conduct of the Fund or State Street or persons under their control with respect to the sale or distribution of the Contracts or the Fund shares; or

               (iii)  arise  out of  any  untrue  statement  or  alleged  untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to AUL by State Street, or by or on behalf of the Fund; or

               (iv) arise out of or result from any material breach of any representation and/or warranty made by State Street or the Fund in this Agreement or arise out of or result from any other material breach (which shall include, but shall not be limited to, any breach of Sections 2.13 through 2.16) of this Agreement by State Street or the Fund; or

               (v) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gains information;

     as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

6.2(b). State Street shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to AUL or the Account.

6.2(c). State Street shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified State Street in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify State Street of any such claim shall not relieve State Street from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, State Street will be entitled to participate, at its own expense, in the defense thereof. State Street also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from State Street to such party of State Street's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and State Street will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

6.2(d). AUL agrees promptly to notify State Street of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account provided that such litigation or proceedings materially relate to or materially affect the interests of State Street.

6.3.     Indemnification by the Distributor

6.3(a). The Distributor agrees to indemnify and hold harmless AUL and each of its directors and officers and the Account and each person, if any, who controls AUL or the Account within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of State Street) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

               (i) arise out of or as a result of statements or representations made by the Distributor (other than statements or representations
               (1) contained in the registration statement, prospectus or sales literature for the Contracts; (2) contained in the registration statement, prospectus, SAI, or sales literature for the Fund, or
               (3) in sales literature or other promotional material that has been approved by AUL or its designee as to information relating to AUL) or wrongful conduct of the Distributor or persons under its control with respect to the sale or distribution of the Contracts or the Fund shares; or

               (ii) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;

     as limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof.

6.3(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund or AUL or the Account.

6.3(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the

Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

6.3(d). AUL agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account provided that such litigation or proceedings materially relate to or materially affect the interests of the Distributor.

                             ARTICLE VII.
                            Applicable Law

7.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

7.2. This Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                            ARTICLE VIII.
                             Termination

8.1. This Agreement shall terminate:

     (a) at the option of any party, with or without cause, upon ninety (90) days advance written notice delivered to the other party, unless a shorter time is agreed to by the parties; or

     (b) at the option of AUL by written notice to the other parties based upon AUL's determination that shares of the Portfolio are not reasonably available to meet the requirements of the Contracts; or

     (c) at the option of the Fund or State Street upon institution of formal proceedings against AUL by the NASD, the SEC, or any state securities or insurance department or any other regulatory body if the Fund or State Street shall determine, in its sole judgment exercised in good faith, that AUL has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (d) at the option of AUL upon institution of formal proceedings against the Fund, the Distributor or State Street by the NASD, the SEC, or any state securities or insurance department or any other regulatory body if AUL shall determine, in its sole judgment exercised in good faith, that the Fund, the Distributor or State Street has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Agreement shall not terminate under this Section 8.1(d) with respect to State Street if the proceeding is against the Distributor and State Street makes available another distributor that is reasonably acceptable to AUL and such distributor agrees to become a party to this Agreement; or

     (e) upon requisite vote of the Contract owners having an interest in the Account (or any subaccounts thereof) to substitute the shares of another investment company or series thereof for the corresponding shares of the Fund or Portfolio in accordance with the terms of the Contracts for which those shares had been selected to serve as the underlying investment media; or

     (f) in the event the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by AUL; or

     (g) at the option of AUL if the Portfolio fails to meet the Subchapter M qualifications specified in Article II, Section 2.9, hereof; or

     (h) at the option of AUL upon any substitution of the shares of another investment company or series thereof for shares of the Fund or Portfolio in accordance with the terms of the Contracts, provided that AUL has given at least thirty (30) days prior written notice to the Fund or State Street of the date of the substitution; or

     (i) at the option of any party to this Agreement, upon any other party's material breach of any provision of this Agreement, provided that the Agreement shall not terminate under this Section 8.1(i) with respect to State Street upon a material breach by the Distributor so long as State Street makes available another distributor that is reasonably acceptable to AUL and such distributor agrees to become a party to this Agreement; or

     (j) upon assignment of this Agreement, as defined in the 1940 Act and the rules thereunder, unless made with the written consent of the other party hereto.

8.2. Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 8.1(c) and (d) hereof. AUL shall give thirty (30) days prior written notice to the Fund of the date of any proposed vote of Contract owners to replace the Fund's shares as described in Section 8.1(e) hereof.

8.3. Under the terms of the Contracts, AUL reserves the right, subject to compliance with the law as then in effect, to make substitutions for the
securities   that  are  held  by  a  Separate

Account of AUL under certain circumstances. The parties acknowledge that AUL has the right to substitute other securities for the shares of the Portfolio thereof already purchased or to be purchased in the future if the shares of the Portfolio should no longer be available for investment, or if, in the judgment of AUL management, further investment in shares of the Portfolio should become inappropriate in view of the purposes of the Contracts. AUL will provide thirty
(30) days written notice to the Fund or to State Street prior to effecting any such substitution.

8.4. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to the other party of its intent to terminate, which notice shall set forth the basis for the termination.

8.5. Notwithstanding any termination of this Agreement, each party's obligations under Article VI to indemnify other parties and State Street's obligation under
Section 5.1(b) shall survive and not be affected by any termination of this Agreement.

8.6. If this Agreement terminates, any provision of this Agreement reasonably necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

                             ARTICLE IX.
                               Notices

Any notice shall be sufficiently given when sent by registered or certified mail or by overnight mail sent through a nationally-recognized delivery service to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

     State Street Institutional Investment Trust
     c/o State Street Bank and Trust Company
     Two Avenue de Lafayette
     Boston, MA 02111
     Attention:  Julie Tedesco

If to State Street:

     State Street Bank and Trust Company
     Two Avenue de Lafayette
     Boston, MA 02111
     Attention:  Julie Tedesco

If to the Distributor:

     ALPS Mutual Funds Services, Inc.
     370 17th Street, Suite 3100

     Denver, Colorado 80202
     Attention:  Thomas Carter

If to AUL:

     American United Life Insurance Company
     One American Square
     Indianapolis, Indiana 46282
     Attention:  Richard A. Wacker

                              ARTICLE X.
                            Miscellaneous

10.1. It is understood that the name "American United Life Insurance Company", "AUL", or any derivative thereof or logo associated with that name is the valuable property of AUL and its affiliates, and that the Fund and State Street have the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Fund and State Street shall forthwith cease to use such name (or derivative or logo).

10.2. The parties agree that the names, addresses, and other information relating to the owners of the Contracts or prospects for the sale of the Contracts are the exclusive property of AUL and may not be used by the Fund or State Street without the written consent of AUL.

10.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.6. Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

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10.8. This Agreement or any of the rights and  obligations  hereunder may not be assigned by any party without the prior written consent of the other party hereto. For purposes of this provision, assignment shall be as defined in the 1940 Act and the rules thereunder.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

                              AMERICAN UNITED LIFE INSURANCE
                              COMPANY
                                   By its authorized officer





                                   /s/ Richard A. Wacker
                                 ____________________________________
                              By:   Richard A. Wacker
                              Title: Associate General Counsel
                              Date: March 21, 2001


                              STATE STREET INSTITUTIONAL
                              INVESTMENT TRUST

                                   By its authorized officer,



                                   /s/ James B. Little
                                 ____________________________________
                              By:   James B. Little
                              Title:
                              Date:


                                   STATE STREET BANK AND TRUST COMPANY

                                   By its authorized officer,




                                      /s/  Kathleen C. Awcoli
                                 ________________________________________
                              By:       Kathleen C. Awcoli
                              Title:
                              Date:

                                       20
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                                   ALPS MUTUAL FUNDS SERVICES, INC.

                                   By its authorized officer,



                                           /s/ Thomas A. Carter
                                 ______________________________________
                               By:      Thomas A. Carter
                              Title:    CFO
                              Date:     3/16/2001